UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2018

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Suite 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)    CorEnergy Infrastructure Trust, Inc. (“CorEnergy” or the “Company”) announced that Mr. Nate Poundstone resigned from his position as Senior Vice President and Chief Accounting Officer of CorEnergy to accept a position with another company. The resignation will be effective July 12, 2018. Mr. Poundstone’s resignation is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure or internal controls.

Current Senior Vice President, Secretary and Treasurer, Rebecca M. Sandring, has been appointed to serve as Chief Accounting Officer, on an interim basis. Ms. Sandring previously served as Chief Accounting Officer of the Company from June 2012 to November 2016. Additional information concerning Ms. Sandring is incorporated herein by reference from the section entitled “Proposal One - Information About Executive Officers” and “Certain Relationships and Related Party Transactions” in the Company’s Proxy Statement for its 2018 Annual Meeting of Stockholders, filed with the SEC on April 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated:	June 28, 2018	By:	/s/ David J. Schulte
David J. Schulte
President & CEO